UNITED STATES
		SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K
                         CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported October 27, 2006)

		     Platina Energy Group Inc.
        ------------------------------------------------------
        (Exact name of registrant as specified in its charter)

           Delaware                   000-28335             84-1080043
- ----------------------------      ----------------   -------------------
(State or other Jurisdiction     (Commission File       (IRS Employer
     of incorporation)                Number)        Identification No.)


  		200 W. 17th, Suite 240, Cheyenne, WY 82001
- ------------------------------------------------------------------------
               (Address of principal executive offices)


                          (307) 637-3900
- ------------------------------------------------------------------------
                   (Issuer's telephone number)


                         Not Applicable
- ------------------------------------------------------------------------
    (Former name or former address, if changed since last report)

                     All Correspondence to:

			Platina Energy Group Inc.
			  200 W. 17th Suite 240
			   Cheyenne, WY 82001



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	[ ] Written communications pursuant to Rule 425 under the Securities
	    Act (17 CFR 230.425)

	[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
	    Act (17 CFR 240.14a-12)

	[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under
	    the Exchange Act   (17 CFR 240.14d-2(b))

	[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

	On October 27, 2006, Platina Energy Group, Inc. (the "Company") entered into an Asset Purchase Agreement (the "Agreement") with Tri Global Holdings, LLC
("Tri Global"). Pursuant to the Agreement, Tri Global has agreed to sell to the Company the oil and gas lease to thirty to thirty five drilling locations on approximately 1,600 acres in the Devonian Black Shale formation located in the Appalachian Basin in East Tennessee.

	Pursuant to the Agreement, the Company plans to issue 22,500 shares of its Series B Preferred Stock to Tri Global. The closing of the transactions set forth in the Agreement is scheduled for on or before November 30, 2006, however the Agreement further provides that such transactions may be reversed, at the option of Tri Global, if Platina fails to provide a minimum of $1,000,000 of funding for the development of the assets being transferred to Platina by March 31, 2007.

Item 9.01.  Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

2.1	Asset Purchase Agreement by and among Platina Energy Group,
Inc. and Tri Global Holdings, LLC dated as of October 27, 2006.



SIGNATURES


	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



		                              	Platina Energy Group Inc.

Date:	November 3, 2006			/ s/  Blair Merriam
					Blair Merriam, Chief Executive Officer